NO. 333-70878

      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 2002

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM SB-2/A
                        POST-EFFECTIVE AMENDMENT NO.  2

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                    INTERNATIONAL COMMERCIAL TELEVISION INC.
              (Exact name of small business issuer in its charter)

NEVADA                                    5961                  76-0621102
(State or other jurisdiction of     (primary standard       (I.R.S. Employer
incorporation or organization)       industrial code)     Identification Number)

                            SUITE 203B KIMMEN CENTER
                              2300 N. DIXIE HIGHWAY
                            BOCA RATON, FL 33431-7657
                                 (561) 417-0882
          (Address and telephone number of principal executive offices)

          AGENT FOR SERVICE:                              WITH A COPY TO:
 KELVIN CLANEY, CHIEF EXECUTIVE OFFICER                CARRIE A. MONTGOMERY
INTERNATIONAL COMMERCIAL TELEVISION INC.            OGDEN MURPHY WALLACE, PLLC
      SUITE 203B KIMMEN CENTER                    1601 FIFTH AVENUE - SUITE 2100
       2300 N. DIXIE HIGHWAY                         SEATTLE, WASHINGTON 98101
     BOCA RATON, FL 33431-7657                             (206) 447-7000
          (561) 417-0882
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                     REMOVAL OF SECURITIES FROM REGISTRATION
                     ---------------------------------------

On February 12, 2002, the Securities and Exchange Commission declared effective a registration statement for an offering of 2,000,000 shares of International Commercial Television Inc. common stock to the public. The offering consisted of 1,500,000 original issue company shares and 500,000 selling shareholder shares and was scheduled to close no later than April 13, 2002. On April 12, 2002, we filed a post-effective amendment to our registration statement to extend the offering period to close on a date no later than 45 days after the effective date of the amended registration statement. Our post-effective amendment to the registration statement was declared effective by the Securities and Exchange Commission on May 7, 2002, and our offering closed on June 21, 2002. We sold a total of 234,688 shares of our common stock in the offering. We now further amend the registration statement to remove from registration the 1,765,312 shares of common stock that were not sold in the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Lawrence, State of Kansas, on the 12th day of July, 2002.

INTERNATIONAL COMMERCIAL TELEVISION INC.

By:  /s/  Thomas K. Woolsey
   -------------------------------
   Thomas K. Woolsey, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

     /s/ Thomas K. Woolsey                           Date:    7/12/02
--------------------------------------------------        ----------------------
Thomas K. Woolsey, President, Secretary and
     Director

     /s/  Kelvin Claney                              Date:    July 11/02
--------------------------------------------------        ----------------------
Kelvin Claney, Chief Executive Officer,
     Treasurer and Director

     /s/ Keith E. Smith                              Date:    July 19, 2002
--------------------------------------------------        ----------------------
Keith E. Smith, Chief Financial Officer, Principal
     Accounting  Officer

     /s/ Stephen J. Jarvis                           Date:    7/16/2002
--------------------------------------------------        ----------------------
Stephen J. Jarvis, Director

     /s/ William R. Flohr                            Date:    7/25/02
--------------------------------------------------        ----------------------
William R. Flohr, Director

     /s/  Louis J. Basenese                          Date:    7/11/02
--------------------------------------------------        ----------------------
Louis J. Basenese,  Director

     /s/  Richard Pitera                             Date:    7/11/02
--------------------------------------------------        ----------------------
Richard Pitera, Director

     /s/  Thomas Crosby                              Date:    July 11/02
--------------------------------------------------        ----------------------
Thomas Crosby,  Director